合作意向书

THE MEMORANDUM OF UNDERSTANDING

FOR ECONOMIC COOPERATION

本意向书订立于2012年6月1日。

THIS MEMORANDUM OF UNDERSTANDING (“MOU”) is made on 1st June, 2012.

签署双方 Between:

吴晓凤（以下简称甲方）

地址：广州市天河区广州大道北1098号	。

Wu Xiaofeng (“Party A”), of NO.1098, the North Guangzhou Avenue, Tianhe District, Guangzhou City.

及 And

美国一力农业公司集团公司（公司编号C3048-1974)（以下简称乙方）

一间在美国内华达州注册成立的公司，于美国OTC场外交易市场OTCQB版挂牌上市公司。

驻广州代表处的地址：中华人民共和国广东省广州市天河区林和西路9号耀中广场B座3711室

法定代表人：Solomon Lee （李业勤）              职务：董事                国籍：澳洲

Sino Agro Food, Inc. (Corporation No. C3048-1974) (“Party B”), a company incorporated in Nevada, the United States of America, and having its representative office at Room 3711, Block B China Shine Plaza, No. 9, Linhexi Road, Tianhe District, Guangzhou, the People’s Republic of China.

Legal representative : Mr. Solomon Lee, a director.

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（以下甲、乙两方简称甲乙双方）。

(Party A and Party B are hereinafter referred to as “the Parties” collectively),

鉴于 Whereas：

1.	甲方是 广州市旺香城企业管理咨询有限公司（地址：广东省广州市海珠区江南大道中154号之五，法定代表人：吴晓凤）（以下简称旺香城公司）的拥有人。 旺香城是一个名称为《Leonie》的连锁餐厅品牌的开发者及特许经营权拥有者，并在马来西亚与中国广州市经营该品牌连锁餐厅。

Party A is the registered owner of a company incorporated in China and named Guangzhou City Wang Xiangcheng Enterprise Management Consulting Co., Ltd. (of the Fifth of No. 154 Jiangnan Avenue, Haizhu District, Guangzhou City, Guangdong Province of the People’s Republic of China. Legal representative : Ms. Wu Xiaofeng) (“the Company”). The Company is the developer and franchisor of a restaurant chain under the name and style of “Leonie”, and having operation in Malaysia and Guangzhou City of China.

2.	旺香城公司在大约一年前开始在广州市经营该品牌连锁餐厅，并且计划在2013年末扩张至少50家连锁餐厅。

The Company commenced its aforesaid restaurant chain business in Guangzhou City about a year ago, and it is planning to establish over 50 such restaurant chain outlets by the end of 2013.

3.	旺香城公司设立了中央工厂/厨房，生产及供应半成食品予该品牌连锁餐厅。

The Company has set up a central factory/kitchen supplying semi prepared food to its restaurant chain outlets.

4.	根据旺香城公司的管理帐目，旺香城公司在2012年5月31日的净资产总计人民币4千5百万元（相等于7百15万美元）。

The net asset value of the Company as reflected in its management account as at 31st May 2012 was RMB 45 million (equivalent to US$7.15 million).

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5.	乙方通过其子公司陆续供应了牛肉、霸王花及鱼予旺香城公司。由于乙方所供应产品的品质甚受旺香城公司之顾客的赞赏，因此乙方觉得旺香城公司的经营模式，有潜在的协同作用有利于双方。

Party B through its subsidiaries in China has been supplying beef meat, HU flower and fish to the Company’s restaurant chain outlets. In view of the fact that the qualities of the products so supplied were well received by the patrons of the Company, Party B is of the belief that the cooperation between Party B and the Company will have synergistic potential beneficial to both Party and the Company.

6.	因此甲乙双方根据中华人民共和国的法律，及其它有关法规的规定，在平等互利的原则基础上，同意签订本合作意向书。

Therefore, upon basis of fairness and mutual benefit, and the Parties hereby agree to enter into this Memorandum of Understanding (“MOU”) in accordance with the laws of the People’s Republic of China and other relevant regulations.

现在兹以下协议，双方同意如下：

NOW IT IS HEREBY AGREED by the parties hereto as follows :-

1.	甲方于此给与乙方选择权，当旺香城公司达到下列的绩效，乙方可在两年内收购至51% 旺香城公司的股权：

Party A hereby grants an option to Party B to acquire up to 51% of the shareholding in the Company (“the Option”) within 2 years from the date hereof, subject to the attainment by the Company of the following performance results:

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		As at 截至
A	Performances of the Company 旺香城公司的绩效	31.05.2012	30.04.2013	30.04.2014
		RMB	RMB	RMB
*1	Net Assets of the Company will not be less than 旺香城公司的净资产不少于	35,000,000	45,000,000	60,000,000

*2	Yearly Sales Turn Over equivalent to not less than 年度销售不少于	6,250,000	19,000,000	25,000,000

		(6 months个月)	(12 months 个月)	(12 months 个月)

*3	Effective net earning margin of not less than 实际净盈利利润率不低于	15%	20%	20%

	Subject to 显现于	Management account 管理帐目	Audited account 经审核帐目	Audited account 经审核帐目

2.	乙方收购旺香城公司股权的价格，为收购之时旺香城公司的净资产的1.25倍。

The consideration for the acquisition of the aforesaid shareholding in the Company by Party B shall be 1.25 times of the Net Tangible Asset of the Company at the time of exercise of the Option.

3.	在甲乙双方签署本合作意向书之时，乙方需预支贷款人民币7百万元予旺香城公司。若旺香城公司达不到上述所制的截至2013年4月30日的绩效，乙方有权要求旺香城公司退还上述人民币7百万元的款项，而旺香城公司在收到乙方的书面退款要求的14天内，需退还上述款项。

At the time of signing this MOU, Party B shall advance a loan of RMB7 million to the Company. Should the Company fail to attain the performance results as foresaid as at 30th April 2013, Party B shall have the right to demand repayment of the aforesaid loan and, in which event, the Company shall repay to Party B the aforesaid loan within 14 days from the date of receipt of Party B’s demand for repayment thereof.

4.	乙方需在2013年5月7日当日或之前，支付予另一笔人民币7百万元的款项予旺香城公司。上述总计1400万的款项将转换为乙方收购旺香城公司的51%股权的款项。

Party B shall on or before 7th May 2013 advance to the Company another loan of RMB7 million. The aforesaid loan totaling RMB14 million shall then be regarded as the payment towards the acquisition consideration for the 51% shareholding in the Company.

5.	在乙方未执行其选择权（口头上或书面上）之时，乙方将被委任为旺香城公司的牛肉、霸王花及海鲜供应商。

Prior to the exercise of the Option by Party B as prescribed herein (whether orally or in writing), Party B or its subsidiaries shall be appointed as the principal suppliers in beef meat, HU flower and seafood to the Company.

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6.	甲、乙双方相互通信手段，包括但不限于电报、电话、邮寄、传真、电子邮件、MSN、QQ、电传等双方认可的有效手段，凡涉及各方权利、义务的，应随之以书面信件通知。意向书中所列甲、乙双方的法定地址即为甲、乙双方的通讯地址。

The parties hereto may communicate with each other by, but not limited to, the telegraph, telephone, mail, fax, e-mail, MSN, QQ, telex and other effective means agreed by both parties, but any matter concerning the rights and obligations of the parties hereto should be conveyed to the other party in writing. The addresses of Party A and Party B as stated in this MOU shall be the postal addresses of the parties hereto.

7.	除非甲乙双方以书面明确约定，本意向书不可更改或修改。

This MOU may not be varied or amended unless such variations or amendment shall be expressly agreed to in writing by the Parties.

8.	除非甲乙双方同意，任何一方不能直接或间接地透露本意向书的条款予任何第三方。

Unless mutully agreed, neither party to this MOU shall directly or indirectly disclose the terms of this MOU to any third party.

甲方：吴晓凤	乙方：美国一力农业公司集团公司

Party A: Wu Xiaofeng	Party B: Sino Agro Food, Inc.

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2012年6月1日

1st June, 2012

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